Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Computer Task Group, Incorporated:

We consent to the incorporation by reference in the registration statements No. 333-39936, 333-51162, 333-66766, 333-91148, 333-118314, 333-143080, 333-152827, 333-167461, 333-167462, 333-183206, 333-197925, 333-206219, and 333-219911 on Form S-8 of Computer Task Group, Incorporated of our reports dated March 14, 2018, with respect to the consolidated balance sheets of Computer Task Group, Incorporated as of December 31, 2017 and 2016, and the related consolidated statements of operations, comprehensive income (loss), cash flows, and shareholders’ equity, for each of the years in the three-year period ended December 31, 2017, and the related notes and financial statement schedule, collectively, the “consolidated financial statements”, and the effectiveness of internal control over financial reporting as of December 31, 2017, which reports appear in the December 31, 2017 annual report on Form 10‑K of Computer Task Group, Incorporated.

/s/ KPMG LLP

Buffalo, New York

March 14, 2018